EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE
                   [BERKSHIRE HILLS BANCORP, INC. LETTERHEAD]

                 BERKSHIRE HILLS BANCORP TO ISSUE FOURTH QUARTER
                      EARNINGS RELEASE ON JANUARY 24, 2008;
           CONFERENCE CALL SET FOR JANUARY 25, 2008 AT 10:00 A.M. (ET)

PITTSFIELD, MA, January 2, 2008 - Berkshire Hills Bancorp (BHLB) will issue its earnings release for the quarter ending December 31, 2007 after the market closes on Thursday, January 24, 2008.

Berkshire will conduct a conference call at 10:00 A.M. eastern time on Friday, January 25, 2008. President and Chief Executive Officer Michael P. Daly and Executive Vice President and Chief Financial Officer Kevin P. Riley will discuss highlights of the Company's fourth quarter financial and year-end results, along with guidance about expected financial results. Information about the conference call follows:

         Dial-in:               1-800-860-2442
         Replay Dial-in:        1-877-344-7529
         Replay Passcode:       414744
         Replay Dates:          January 25, 2008 at 12:00 P.M. (noon ET) through
                                February 02, 2008 at 9:00 A.M. (ET)
         Webcast replay:        www.berkshirebank.com
                                ---------------------

All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 10:00 A.M. (ET) to register for the event. After the presentation by Messrs. Daly and Riley there will be an opportunity for questions and answers. Live access to the call on a listen only basis will also be available on the Internet at the Company's website at www.berkshirebank.com by clicking on the Investor Relations link and then
---------------------
selecting the Webcast link on the Corporate Profile page. A replay of the call will also be available at the website for an extended period of time.

Berkshire Hills Bancorp is the holding company for Berkshire Bank - AMERICA'S MOST EXCITING BANKSM. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts, Northeastern New York and Southern Vermont. The Bank is transitioning into a regional bank, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services and investment products. For more information on Berkshire Hills Bancorp or Berkshire Bank, visit www.berkshirebank.com or call 800-773-5601.
                                       ###

CONTACT:
DAVID H. GONCI, CORPORATE FINANCE OFFICER
413-281-1973
DGONCI@BERKSHIREBANK.COM